December 20, 1995


          LoneStar Hospitality Corporation
          3131 Turtle Creek Blvd.
          Suite 1301
          Dallas, Texas 75219


               Re:  Registration Statement on Form S-8


          Gentlemen:

               We   have  acted   as   counsel   to  LoneStar   Hospitality
          Corporation, a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on December 19, 1995, under the Securities Act of 1993, as amended (the "Securities Act"), relating to (i) 160,000 shares of the $.01 par value common stock (the "Common Stock") of the Company that may be issued pursuant to that certain consulting agreement dated November 14, 1995 between the Company and Bill Glaser (the "Glaser Agreement"), including 60,000 shares of Common Stock that may be issued upon execution of the Glaser Agreement and an aggregate of 100,000 shares of Common Stock that may be issued upon the exercise of options granted under the Glaser Agreement; (ii) 200,000 shares of Common Stock that may be issued upon the exercise of options granted under that certain employment agreement between the Company and Steven B. Solomon (the "Solomon Agreement"); and
          (iii) 50,456 shares of Common Stock of the Company that may be issued upon the exercise of stock options granted to directors of the Company during 1993 (the "Director Plan").

               You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation and the Bylaws of the Company, each as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the approval of each of the Glaser Agreement and Solomon Agreement, to the establishment of the Director Plan and the reservation of an aggregate of 410,456 shares of Common Stock to be issued pursuant to the Glaser Agreement and upon the exercise of options granted under the Glaser Agreement, the Solomon Agreement and the Director Plan (collectively, the "Options") and to which the Registration Statement relates; (3) the Registration Statement and exhibits thereto, including the Glaser Agreement, the Solomon Agreement and the Director Plan;
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          LoneStar Hospitality Corporation
          December 20, 1995
          Page 2



          and (4) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to  this  opinion,  and  as  to  the  content  and  form  of  the
          Certificate of Incorporation, the Bylaws, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent confirmation or verification of their accuracy.

               Based upon our examination and consideration of, and reliance on, the documents and other matters described above, and subject to the comments and exceptions noted below, we are of the opinion that the Company presently has available sufficient shares of authorized but unissued shares of Common Stock from which the 410,456 shares of Common Stock subject to the exercise of Options and the operation of the Glaser Agreement may be issued. Furthermore, assuming that (i) the outstanding Options were duly granted, the shares of Common Stock to be issued pursuant to the exercise of Options are duly issued in accordance with the terms of the applicable Agreement or Plan, (ii) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who exercise Options, (iii) the consideration for shares of Common Stock issued upon execution of the Glaser Agreement is actually received by the Company and that the value of such consideration exceeds the par value of such shares, and (iv) the consideration for shares of Common Stock issued pursuant to the exercise of Options is actually received by the Company in accordance with the terms of the applicable Agreement or Plan and exceeds the par value of such shares, then we are of the opinion that the shares of Common Stock issued pursuant to the exercise of Options and in accordance with the terms of the applicable Agreement or Plan, will be duly and validly issued, fully paid and nonassessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of
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          LoneStar Hospitality Corporation
          December 20, 1995
          Page 3



          the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        JENKENS & GILCHRIST,
                                        a Professional Corporation


                                        By:
                                        Mark  D.   Wigder,  Authorized
                                        Signatory


          MDW/PWT
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